UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2012, Yahoo! Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Citibank, N.A., as Administrative Agent, and the other lenders party thereto from time to time. The Credit Agreement provides for a $750 million unsecured revolving credit facility for a term of 364 days, subject to extension for additional 364-day periods in accordance with the terms and conditions of the Credit Agreement. The Company may elect to increase the revolving credit facility by up to $250 million if existing or new lenders provide additional revolving commitments in accordance with the terms of the Credit Agreement. There are no borrowings outstanding under the Credit Agreement as of October 22, 2012. The proceeds of borrowings under the Credit Agreement may be used for general corporate purposes.

Borrowings under the Credit Agreement will bear interest at a rate equal to, at the option of the Company, either (a) a customary London interbank offered rate (a “Eurodollar Rate”), or (b) a customary base rate (a “Base Rate”), in each case plus an applicable margin. The applicable margins for borrowings under the Credit Agreement will be based upon the leverage ratio of the Company and range from 1.25% to 1.50% with respect to Eurodollar Rate borrowings and 0.25% to 0.50% with respect to Base Rate borrowings.

The Credit Agreement requires the Company to maintain a leverage ratio of not more than 2.5:1.and an interest coverage ratio of not less than 3.5:1. In addition, the Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default. The negative covenants include limitations on the incurrence of liens by the Company and its material subsidiaries, the incurrence of indebtedness by the Company’s material subsidiaries, a merger of the Company if the Company is not the surviving entity and a sale of all or substantially all of the assets of the Company and its subsidiaries.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 19, 2012, by and among Yahoo! Inc., the initial lenders named therein, Citibank, N.A., as Administrative Agent, HSBC Bank USA, National Association as Syndication Agent and Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as Joint Lead Arrangers and Joint Bookrunners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Ronald S. Bell
Name: Ronald S. Bell
Title: General Counsel and Secretary

Date: October 22, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 19, 2012, by and among Yahoo! Inc., the initial lenders named therein, Citibank, N.A., as Administrative Agent, HSBC Bank USA, National Association as Syndication Agent and Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., as Joint Lead Arrangers and Joint Bookrunners.